UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

Innovus Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52991	90-0814124
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9171 Towne Centre Drive, Suite 440, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 964-5123

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K, filed by Innovus Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission on February 5, 2015 (the “Closing 8-K”), announcing the Company’s acquisition of Novalere FP (“Novalere”), which became effective on February 5, 2015. The information previously reported in the Closing 8-K is hereby incorporated by reference into this Form 8-K/A, including the description of the Agreement and Plan of Merger incorporated by reference into the Closing 8-K. This Form 8-K/A amends Item 9.01 of the Closing 8-K to include Novalere’s audited financial statements for the years ended December 31, 2013 and 2014, and unaudited pro forma combined condensed financial information related to our acquisition of Novalere required by Items 9.01(a) and 9.01(b) of Form 8-K. In addition, all references in the closing 8-K to the closing date of the transaction are amended to February 5, 2015.

Item 9.01.     Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited balance sheets of Novalere as of December 31, 2014 and 2013, and the related statements of operations, changes in stock and stockholders’ deficit and cash flows for the years ended December 31, 2014 and 2013, and the related notes to the financial statements are attached as Exhibit 99.2 to this Form 8-K/A.

(b) Pro Forma Financial Information.

The following unaudited pro forma combined condensed financial information related to the Company’s Merger with of Novalere is attached as Exhibit 99.1 to this Form 8-K/A.

(i)	Pro Forma Combined Condensed Statement of Operations (Unaudited) for the year ended December 31, 2014;

(ii)	Pro Forma Combined Condensed Statement of Operations (Unaudited) for the year ended December 31, 2013; and

(iii)	Pro Forma Combined Condensed Balance Sheet (Unaudited) at December 31, 2014.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited pro forma combined condensed consolidated financial information of Innovus Pharmaceuticals, Inc. and its subsidiaries.

99.2
The audited balance sheets of Novalere FP as of December 31, 2014 and 2013, and the related statements of operations, changes in redeemable convertible preferred stock and stockholders’ deficit and cash flows for the years ended December 31, 2014 and 2013, and the related notes to the financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovus Pharmaceuticals, Inc.

Date: April 21, 2015	By:	/s/ Lynnette Dillen
Name: Lynnette Dillen
Title: Executive Vice President, Chief Financial Officer